                                                                    Exhibit 4.29

                     TWELFTH AMENDMENT TO CREDIT AGREEMENT

          THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this "Twelfth Amendment")
                                                            -----------------
is made and entered into as of June 6, 2001 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company
           ---------
("Dankalux"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka
  --------                                                        -----
Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and
                                                                    -------
collectively the "Companies"), AMERICAN BUSINESS CREDIT CORPORATION, AMERITREND
                  ---------
CORPORATION, CORPORATE CONSULTING GROUP, INC., D.I. INVESTMENT MANAGEMENT, INC., DANKA IMAGING DISTRIBUTION, INC., DANKA MANAGEMENT COMPANY, INC., DANKA OFFICE IMAGING COMPANY, DYNAMIC BUSINESS SYSTEMS, INC., HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA, QUALITY BUSINESS, INC. (collectively with Danka Holding, the "Grantors"), the entities listed on the signature pages hereof as International
---------
Swing Line Borrowers (collectively the "International Borrowers" and together
                                        -----------------------
with the Grantors and the Companies, the "Danka Parties"), BANK OF AMERICA,
                                          -------------
NATIONAL ASSOCIATION (formerly known as NationsBank, National Association, a national banking association formerly known as NationsBank, National Association (Carolinas)), each other Bank listed on the signature pages hereof (each individually, a "Bank" and collectively, the "Banks"), and BANK OF AMERICA,
                 ----                         -----
NATIONAL ASSOCIATION (formerly known as NationsBank, National Association), in its capacity as agent for the Banks (in such capacity, the "Agent"):
                                                            -----

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement dated as of December 5, 1996, as amended and supplemented by a First Amendment dated as of December 5, 1997, a Second Amendment dated as of July 28, 1998, a Third Amendment dated as of December 31, 1998, a Fourth Amendment dated as of March 29, 1999, a Fifth Amendment dated as of June 15, 1999, a Sixth Amendment dated as of July 9, 1999, a Seventh Amendment dated as of December 1, 1999, an Eighth Amendment dated as of March 24, 2000, a Ninth Amendment dated as of October 31, 2000, a Tenth Amendment dated as of December 15, 2000, an Eleventh Amendment dated as of March 28, 2001, a Waiver Letter Agreement dated as of October 20, 1998 and a Waiver Letter Agreement dated as of February 18, 1999 (as further amended hereby and as from time to time further amended, supplemented or modified, the "Credit Agreement"), pursuant to which
                                        ----------------
the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

          WHEREAS, Article VII of the Credit Agreement contains affirmative covenants, compliance with which cannot be waived or amended without the written consent of the Majority Banks; and

          WHEREAS, the Danka Parties have requested that the Banks waive compliance with certain of the affirmative covenants as provided herein; and

          WHEREAS, Article VIII of the Credit Agreement contains financial covenants, compliance with which cannot be waived or amended without the written consent of the Majority Banks; and

          WHEREAS, the Danka Parties have requested that the Banks provide written consent to the amendment of the financial covenants as provided herein; and
          WHEREAS, the Banks and the Danka Parties have agreed to amend certain provisions of the Credit Agreement and to certain other agreements of the parties, all as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka Parties and the Banks do hereby agree as follows:

          1.  Definitions. Any capitalized terms used herein without definition
              -----------
shall have the meaning set forth in the Credit Agreement.

          2.  Amendment of Section 7.1(b) of the Credit Agreement. The Banks
              ---------------------------------------------------
hereby waive compliance with the provisions of Section 7.1(b) of the Credit Agreement solely to the extent the failure to comply with said section is the result of (i) the certification of KPMG Audit PLC or other internationally recognized independent public accountants accompanying the annual audit report for the fiscal year ended March 31, 2001 containing an Impermissible Qualification of the type described in clause (a) of the definition thereof and/or (ii) the failure of KPMG Audit PLC or other internationally recognized independent public accountants to deliver a certificate to the effect that in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, in each case, for the fiscal year ended March 31, 2001.

          3.  Amendment of Section 8.3 of the Credit Agreement. Subject to the
              ------------------------------------------------
terms and conditions set forth herein, Section 8.3 of the Credit Agreement is amended by amending and restating clause (viii) thereof as follows:

               "(viii) Notwithstanding anything to the contrary contained in this Section 8.3, compliance with the financial covenants in
                    -----------
               clauses (i) through (v) of this Section 8.3 shall be deemed
                                               -----------
               satisfied for the period beginning on or after March 28, 2001 and through and including the earlier of (1) July 16, 2001 and (2) the date on which there shall have occurred a "Designated Event" as such term is defined in that certain indenture dated March 13, 1995, between Danka PLC, as issuer, and The Bank of New York, as trustee, pursuant to which Danka PLC issued the Convertible Subordinated Notes, and any Event of Default that may have existed on or after March 28, 2001 as a result of any failure by the Danka Parties to comply therewith during such period shall be waived, if the Danka Parties do not permit:

                         (a) The Consolidated Fixed Charge Coverage Ratio as at
                    the end of the four fiscal quarter period ending on March 31, 2001 to be less than 0.90 to 1.00;

                         (b) At any time on and after March 28, 2001 and on or
                    prior to July 16, 2001 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $200,000,000;

                         (c) The Consolidated Total Leverage Ratio as at the end
                    of March 31, 2001 for the four fiscal quarter period then ending to exceed 5.50 to 1.00;

                         (d) The cumulative Consolidated EBITDA of Danka PLC and
                    its Subsidiaries for the four fiscal quarter period ending on March 31, 2001 to be less than $149,000,000; and

                         (e) The ratio of (A) Consolidated EBITDA to (B) gross
                    interest expense in each case of Danka PLC and its Subsidiaries as at the end of the four fiscal quarter period ending on March 31, 2001 to be less than 1.90 to 1.00.

For purposes of subsections (a), (c), (d) and (e) in this Section 8.3(viii), the calculation of the Consolidated EBITDA for the four fiscal quarter period ending March 31, 2001 shall add to income from continuing operations the actual restructuring or special charges for such period in an amount not to exceed $158,904,000. In addition, for purposes of subsections (a), (b) and (e) in this
Section 8.3(viii), the impact of the $10,000,000 waiver extension fee under the
-----------------
Sixth Amendment on the interest expense for such period shall be excluded. Notwithstanding anything to the contrary in this Agreement, upon any occurrence of the circumstances described in subclause (2) of clause (viii) of this Section
                                                                         -------
8.3, then immediately, automatically and without any prior notice thereof, an
---
"Event of Default" as such term is defined in Section 9.1 of this Agreement
                                              -----------
shall be deemed to have occurred."

          4.  Effectiveness. This Twelfth Amendment shall become effective upon
              -------------
(a) receipt by the Agent of an executed copy of this Twelfth Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks, and (b) receipt by the Agent of a copy of a waiver (in form and substance satisfactory to the Agent) of violations of the financial covenants incorporated in the tax retention operating lease documents.

          5.  Expenses. The Danka Parties agree promptly to pay or reimburse
              --------
reasonable expenses of the Steering Committee and its members (including the reasonable fees and expenses of outside counsel for the Steering Committee and each of its members) incurred in connection with this Twelfth Amendment. The Companies acknowledge and agree that the Agent has caused its counsel to retain PricewaterhouseCoopers LLP as independent business consultant (the "Consultant")
                                                                    ----------
to assess on behalf of the Agent, its counsel and the Banks the operations, finances, and business affairs of Danka PLC and its Subsidiaries and to furnish reports of its findings and recommendations solely to the Agent, its counsel and the Banks. The Companies jointly and severally agree to pay all reasonable fees, costs, and expenses of the Consultant incurred in connection with the performance by the Consultant of its duties described in this paragraph. The Companies shall, and shall cause all Subsidiaries to, cooperate fully and in a timely manner with the Consultant, including its agents and employees.

          6.  Acknowledgment; Release.
              -----------------------

                    (a) The Companies and the Grantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Companies and the Grantors hereby release and forever discharge the Agent, the International Swing Line Banks, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

                    (b) The International Swing Line Borrowers acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand or any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay the full indebtedness owed by any of them under the terms of the International Swing Line Agreement or any separate facility which has been made available to any of them by any International Swing Line Bank or a Designated Local Lender (as defined in the International Swing Line Agreement) and any agreements related thereto. The International Swing Line Borrowers hereby release and forever discharge the Agent, the International Swing Line Banks and the Designated Local Lenders (as defined in the International Swing Line Agreement) and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

                    (c) The Danka Parties further acknowledge and agree that any breach by the Danka Parties in the timely performance, observance, or fulfillment of any of the terms or conditions stated herein shall, unless the Majority Banks shall otherwise agree in writing, constitutes an Event of Default under the Credit Agreement.

          7.  Entire Agreement.  This Twelfth Amendment sets forth the entire
              ----------------
understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

          8.  Deemed Amendment of Other Loan Documents; Full Force and Effect.
              ---------------------------------------------------------------
To the extent necessary to give effect to the provisions hereof, the International Swing Line Agreement and Security Agreement shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

          9.  Counterparts. This Twelfth Amendment may be executed in any number
              ------------
of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

          10. Governing Law. This Twelfth Amendment shall in all respects be
              -------------
governed by the laws and judicial decisions of the State of Florida.

          11. Enforceability. Should any one or more of the provisions of this
              --------------
Twelfth Amendment be determined to be illegal or unenforceable as to one of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

          12. Authorization. This Twelfth Amendment has been duly authorized,
              -------------
executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WTTNESS:                         DANKA BUSINESS SYSTEMS PLC

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 DANKA HOLDING COMPANY

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 DANKALUX SARL & CO. SCA
                                 BY: DANKALUX SARL, COMMANDITE

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                                 AMERICAN BUSINESS CREDIT CORPORATION
                                 AMERITREND CORPORATION
                                 CORPORATE CONSULTING GROUP, INC.
                                 D.J. INVESTMENT MANAGEMENT, INC.
                                 DANKA IMAGING DISTRIBUTION, INC.
                                 DANKA MANAGEMENT COMPANY, INC.
                                 DANKA OFFICE IMAGING COMPANY
                                 DYNAMIC BUSINESS SYSTEMS, INC.
                                 HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 QUALITY BUSINESS, INC.

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                        INTERNATIONAL SWINGLINE BORROWERS
                        ---------------------------------

                        DANKA CHILE COMERCIAL LTDA
                        DANKA DO BRASIL LIMITADA
                        DANKA MEXICANA S DE RL DE CV
                        DANKA DE PANAMA S.A.
                        DANKA DE COLOMBIA
                        PUERTO RICO DANKA INC.
                        DANKA DE VENEZUELA S.A.
                        DANKA AUSTRALIA PTY LIMITED &
                        DANKA NEW ZEALAND LIMITED
                        DANKA OFFICE IMAGING (JAPAN)
                        DANKA PHILIPPINES INC.
                        DANKA FRANCE S.A.R.L.
                        DANKA FRANCE SA
                        DANKA OFFICE IMAGING GMBH,
                        DANKA DEUTSCHLAND GMBH,
                        DANKA DISTRIBUTION GMBH,
                        DANKA DEUTSCHLAND HOLDING GMBH
                        DANKA OFFICE PRODUCTS B.V.
                        DANKA ITALIA S.P.A., BASSILLICHI INFOTEC
                         S.P.A., DANKA S.P.A. & DANKA OFFICE
                         IMAGING S.P.A.
                        DANKA HOLDINGS BV, DANKA EUROPE BV,
                         DANKA DISTRIBUTION BV (FKA INFOTEC
                         EUROPE BV), INFOTEC NEDERLAND BV,
                         DANKA GROUP BV, DANKA SERVICES
                        INTERNATIONAL BV, DANKA OFFICE
                         PRODUCTS BV, INFOTEC PARTICIPATIE BV,
                         AND DANKA NEDERLAND BV
                        DANKA OFFICE PRODUCTS BV
                        DANKA BUSINESS SYSTEMS PLC,
                         DANKALUX SARL & CO. SCA &
                         DANKA HOLDING COMPANY


                        By: ___________________________________________
                            Name:  F. Mark Wolfinger
                            Title: Director

                         BANK OF AMERICA, NATIONAL ASSOCIATION. (formerly known as NationsBank, N.A.), as Agent and Issuing Bank, and individually as an International Swing Line Bank and a Bank

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         THE BANK OF NOVA SCOTIA

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         THE BANK OF NEW YORK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         CREDIT LYONNAIS NEW YORK BRANCH

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         CIBC INC.

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         PNC BANK, N.A.

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         FIRST UNION NATIONAL BANK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         SUNTRUST BANK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         THE FUJI BANK AND TRUST COMPANY

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         ABN AMRO BANK N.V.

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         BNP PARIBAS

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         HIBERNIA NATIONAL BANK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         SAN PAOLO IMI SPA

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         LLOYDS TSB BANK PLC

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         BANCA COMMERCIALE ITALIANA
                         New York Branch

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         AMSOUTH BANK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                         NEW YORK BRANCH

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         BANKERS TRUST COMPANY

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         THE DAI-ICHI KANGYO BANK, LIMITED

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         NATIONAL AUSTRALIA BANK LIMITED
                         ACN 004044937

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         THE TOKAI BANK LIMITED, NEW YORK BRANCH

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         WACHOVIA BANK, N.A.

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         NATIONAL WESTMINSTER BANK PLC

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         BANCA NAZIONALE DEL LAVORO S.p.A. -
                         LONDON BRANCH

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         CREDIT AGRICOLE INDOSUEZ

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

                         STATE STREET BANK AND TRUST COMPANY

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         CHASE SECURITIES, INC.,
                         as agent for The Chase Manhattan Bank

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         LAZARD BANK LIMITED

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         SOUTHTRUST BANK

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         BT HOLDINGS (NEW YORK) INC.

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________


                         LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH

                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________